Exhibit 99.2

John Deere Owner Trust 2005

Statement to Noteholders

$183,900,000 Class A-1 3.396% Asset Backed Notes due June 15, 2006
$169,000,000 Class A-2 3.79% Asset Backed Notes due December 17, 2007
$215,000,000 Class A-3 3.98% Asset Backed Notes due June 15, 2009
$172,600,000 Class A-4 4.16% Asset Backed Notes due May 15, 2012
$11,275,240 Asset Backed Certificates

Payment Date:			17-Apr-06

(1) Amount of principal being paid on the Notes:

	(a)	A-1 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(b)	A-2 Notes:	$25,490,853.16
		per $1,000 original principal amount:	$150.83

	(c)	A-3 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(d)	A-4 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(e)	Total	$25,490,853.16

(2) Interest on the Notes

	(a)	A-1 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(b)	A-2 Notes:	$501,185.90
		per $1,000 original principal amount:	$2.97

	(c)	A-3 Notes:	$713,083.33
		per $1,000 original principal amount:	$3.32

	(d)	A-4 Notes:	$598,346.67
		per $1,000 original principal amount:	$3.47

	(e)	Total	$1,812,615.90

(3) After giving effect to distributions on current Payment Date:

	(a)	(i) outstanding principal amount of A-1 Notes:	$0.00
		(ii) A-1 Note Pool Factor:	0.0000000

	(b)	(i) outstanding principal amount of A-2 Notes:	$133,195,974.66
		(ii) A-2 Note Pool Factor:	0.7881419

	(c)	(i) outstanding principal amount of A-3 Notes:	$215,000,000.00
		(ii) A-3 Note Pool Factor:	1.0000000

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(d) (i) outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) Certificate Balance	$11,275,240.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$532,071,214.35

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$529,006,418.90

(6) Pool Face Amount at the end of the related Collection Period:	$593,314,335.77

(7) Amount of Servicing Fee earned:	$460,927.08
per $1,000 original principal amount:	$0.61
Amount of Servicing Fee earned:	$460,927.08
Amount of Servicing Fee paid:	$460,927.08
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$766,780.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.14%

(13) Rolling three month 60 days or more past due as a % of Pool Balance (Average Delinquency Ratio)	0.13%

(14) Face Amount of Receivables 60 days or more past due:	$8,104,809.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.37%

(16) Aggregate amount of net losses for the collection period	$28,190.30

(17) Aggregate amount of net losses since 26-May-05	$539,245.15

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.07%

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